UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2010

UNIVERSAL HEALTH SERVICES, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-10765	23-2077891
(State or other jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

UNIVERSAL CORPORATE CENTER

367 SOUTH GULPH ROAD

KING OF PRUSSIA, PENNSYLVANIA 19406

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code (610) 768-3300

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On September 15, 2010, Universal Health Services, Inc. (the “Company”), UHS Escrow Corporation, a wholly owned subsidiary of the Company (the “Escrow Issuer”), and certain subsidiaries of the Company, as guarantors (the “Subsidiary Guarantors”), entered into a Purchase Agreement (the “Purchase Agreement”) with a group of initial purchasers (collectively, the “Initial Purchasers”), pursuant to which the Escrow Issuer agreed to sell $250,000,000 in aggregate principal amount of the Escrow Issuer’s 7% Senior Notes due 2018 (the “Senior Notes”). The Subsidiary Guarantors agreed to jointly and severally guarantee payment of the Senior Notes at such time as the funds are released from escrow upon satisfaction of the escrow conditions described below.

The Escrow Issuer is offering the Senior Notes in connection with the Company’s proposed acquisition of Psychiatric Solutions, Inc. (“PSI”), pursuant to an Agreement and Plan of Merger, dated May 16, 2010, by and among the Company, PSI, and Olympus Acquisition Corp., a wholly-owned subsidiary of the Company, pursuant to which the Company shall acquire all the issued and outstanding common stock of PSI and PSI shall become a wholly owned subsidiary of the Company (the “PSI acquisition”). Pursuant to an Escrow and Security Agreement to be entered into between the Escrow Issuer and Union Bank, N.A., as escrow agent and trustee, in connection with the closing of the Senior Notes offering, the net proceeds therefrom will be funded into a segregated escrow account and pledged to Union Bank, N.A. until the PSI acquisition is consummated and certain other conditions are satisfied. Upon satisfaction of the escrow conditions, including the PSI acquisition, the Escrow Issuer will merge with and into the Company which will receive the funds held in escrow and will assume the obligations of the Escrow Issuer.

The Company intends to use the net proceeds of the Senior Notes offering to pay a portion of the purchase price of the PSI acquisition, to repay PSI debt, to refinance the Company’s debt and to pay fees and expenses relating to the Senior Notes offering. In addition to the escrow conditions described above, the obligations of the Initial Purchasers to purchase the Senior Notes are subject to customary terms and conditions, including, among other things, accuracy of representations and warranties and the receipt of legal opinions and certificates.

The Purchase Agreement contains customary representations and warranties of the parties and indemnification and contribution provisions under which the Company, the Escrow Issuer and the Subsidiary Guarantors, on one hand, and the Initial Purchasers, on the other, have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The Company, the Escrow Issuer and each of the Subsidiary Guarantors also agreed not to issue certain debt securities for a period of 180 days after September 15, 2010, without the prior consent of the representative of the Initial Purchasers.

The Senior Notes were offered only to qualified institutional buyers under Rule 144A and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act. Delivery to the Initial Purchasers of, and payment for, the Senior Notes, is anticipated to be made on or about September 29, 2010. The Senior Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The description set forth above in this Item 1.01 is qualified in its entirety by the Purchase Agreement, a form of which is filed with this Current Report on Form 8-K (this “Report”) as Exhibit 1.01 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit Number	Exhibit Description

1.01	Form of Purchase Agreement, dated September 15, 2010, among Universal Health Services, Inc., UHS Escrow Corporation, the Subsidiary Guarantors named therein and J.P. Morgan Securities LLC, for itself and as representative of the several Initial Purchasers named therein.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Universal Health Services, Inc.

By:	/S/ ALAN B. MILLER
Name:	Alan B. Miller
Title:	Chairman of the Board and Chief Executive Officer

By:	/S/ STEVE FILTON
Name:	Steve Filton
Title:	Senior Vice President and Chief Financial Officer

Date: September 20, 2010

Exhibit Index

Exhibit Number	Exhibit Description

1.01	Form of Purchase Agreement, dated September 15, 2010, among Universal Health Services, Inc., UHS Escrow Corporation, the Subsidiary Guarantors named therein and J.P. Morgan Securities LLC, for itself and as representative of the several Initial Purchasers named therein.